UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2017

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement

On July 19, 2017, Imprimis Pharmaceuticals, Inc. (the “Company”) entered into a term loan and security agreement in the principal amount of $16,000,000 (the “Loan Agreement” or “SWK Loan”) with SWK Funding LLC and its partners (the “Lender”), as lender and collateral agent. The Loan Agreement was fully funded at closing with a five year term, however, such term may be reduced to four years if certain revenue requirements are not achieved. Concurrently with the funding, the Company utilized a portion of the SWK Loan funds as full payment to an affiliate of Life Sciences Alternative Funding, LLC (“LSAF”) to terminate all amounts due to LSAF in connection with the existing term loan and security agreements, as amended, originally entered into between the Company and LSAF on May 11, 2015 (the “LSAF Loan”), which loan had a principal balance of $12,120,310 at the time of final payment. The Company intends to use the balance of proceeds from the SWK Loan after final payments to LSAF for working capital and general corporate purposes.

The SWK Loan bears interest at a variable rate equal to the three-month London Inter-Bank Offered Rate (subject to a minimum of one and one-half percent (1.50%) and maximum of three percent (3.00%)), plus an applicable margin of ten and one-half percent (10.50%). The Loan Agreement permits the Company to pay interest only on the principal amount loaned thereunder for the first six payments (payments are due on a quarterly basis), which interest-only period may be reduced to four payments if the Company does not meet certain minimum revenue requirements. Following the interest-only period, the Company will be required to pay interest, plus repayments of the principal amount loaned under the Loan Agreement, in quarterly payments, which shall not exceed $750,000 per quarter. All amounts owed under the Loan Agreement, including a final fee equal to five percent (5%) of the aggregate principal amount loaned thereunder, will be due and payable on July 19, 2022, or if certain revenue requirements are not met, July 19, 2021. The Company may elect to prepay all, but not less than all, of the amounts owed under the Loan Agreement prior to the maturity date at any time after July 19, 2019. If certain revenue requirements are not met, the Company may be allowed to prepay the loan from July 19, 2018 to July 19, 2019, provided that a prepayment fee equal to six percent (6%) of the principal amount of the loan will also be due. The Company is also obligated under the Loan Agreement to pay for certain expenses incurred by the Lender through and after the date of the Loan Agreement, including certain fees and expenses relating to the preparation and administration of the Loan Agreement.

Pursuant to the terms of the Loan Agreement, the Company is bound by certain affirmative covenants setting forth actions that the Company must take during the term of the Loan Agreement, including, among others, certain information delivery requirements, obligations to maintain certain insurance and certain notice requirements. Additionally, the Company is bound by certain negative covenants setting forth actions that the Company may not take during the term of the Loan Agreement without the Lender’s consent, including, among others, disposing of certain Company (or its subsidiaries) business or property, incurring certain additional indebtedness, entering into certain merger, acquisition or change of control transactions, paying certain dividends or distributions on or repurchasing any of the Company’s capital stock, or incurring any lien or other encumbrance on Company (or its subsidiaries) assets, subject to certain permitted exceptions. Upon the occurrence of an event of default under the Loan Agreement (subject to cure periods for certain events of default), all amounts owed by the Company thereunder may be declared immediately due and payable by the Lender. Events of default include, among others, the following: the occurrence of certain bankruptcy events; the failure to make payments under the Loan Agreement when due; the occurrence of a material adverse change in the business, operations or condition of the Company or any of its subsidiaries; the breach by the Company or its subsidiaries of certain of their material agreements with third parties; the initiation of certain regulatory enforcement actions against the Company or its subsidiaries; the rendering of certain types of fines or judgments against the Company or its subsidiaries; any breach by the Company or its subsidiaries of any covenant (subject to cure periods for certain covenants) made in the Loan Agreement; and the failure of any representation or warranty made by the Company or its subsidiaries in connection with the Loan Agreement to be correct in any material respect when made.

The Company’s obligations under the Loan Agreement are guaranteed on a secured basis by its wholly owned subsidiaries, ImprimisRx NJ, LLC, Imprimis NJOF, LLC and ImprimisRx CA, Inc. Each of the Company and its subsidiaries has granted the Lender a security interest in substantially all of its personal property, rights and assets, including intellectual property rights and equity ownership, to secure the payment of all amounts owed under the Loan Agreement.

The Company issued a press release announcing the Loan Agreement on July 20, 2017, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing is only a brief description of the Loan Agreement, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the document, which is filed as Exhibits 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Lender Warrant

In connection with the Loan Agreement, the Company has issued to the Lender warrants to purchase up to 415,586 shares of the Company’s common stock (the “Lender Warrants”). The Lender Warrants are exercisable immediately, have an exercise price of $3.08 per share and maintain a term of 7 years. The Lender Warrants are subject to a cashless exercise feature, with the exercise price and number of shares issuable upon exercise subject to change in connection with stock splits, dividends, reclassifications and other conditions.

Item 1.02 Termination of a Material Definitive Agreement.

Concurrently with the funding, the Company utilized a portion of the SWK Loan funds as full payment to an affiliate of LSAF to terminate all amounts due to LSAF in connection with the existing LSAF Loan and related security agreements, as amended, originally entered into between the Company and LSAF on May 11, 2015, which loan had a principal balance of $12,120,310 at the time of final payment, along with a five percent (5%) exit fee and one percent (1%) prepayment fee and other related expenses. The description regarding the Loan Agreement and termination of the LSAF Loan are set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 1.02 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 17, 2017, the Company completed the disposition of substantially all its assets associated with its sinus related business, including but not limited to, certain intellectual property rights, trademarks, copyrights, inventories, equipment, customer lists, databases, permits, licenses, and assignment of the Company’s lease obligation for its Pennsylvania based pharmacy (the “Assets”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement), dated June 27, 2017, by and among the Company and its wholly owned subsidiaries ImprimisRx PA, Inc. and ImprimisRx CA, Inc. (collectively the “Sellers”) and Creative Pharmacy Solutions Central, LLC (the “Buyer”), for a total sales price of approximately $450,000.

In connection with the closing of the Purchase Agreement (the “Closing”), the Buyer paid to the Company an aggregate initial cash payment of $40,000. In addition, the Buyer is obligated to pay the remaining $410,000 in the form of a sellers note that will bear interest at 6% per annum (the “Sellers Note”). The Buyer will make forty-eight (48) monthly cash payments to the Company of $9,628.86 each over the four years following the Closing, totaling $462,185.28; provided however, that the Buyer will have the option to make a one-time payment of $365,000 any time prior to December 31, 2017, and the Company will waive any remaining amounts due of the Seller Note. The principal amount of the Seller Note may also be reduced by $125,000, if after a period of 60 days following the close, certain revenues associated with the Assets are less than 60% of the revenues associated with the Assets 60 days prior to the close of the transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description regarding the Loan Agreement set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The description regarding the Lender Warrants set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The offer, sale and issuance of the Lender Warrants and the shares of the Company’s common stock to be issued upon the exercise thereof (collectively, the “Securities”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Securities have been and will be sold and issued in reliance upon the exemption from registration afforded by Section 4(a)(2) of the Securities Act based on the following facts: the recipient of the Securities has represented that it is an accredited investor as defined in Rule 501 promulgated under the Securities Act, that it has acquired or will acquire the Securities for investment for its own account and not with a view to the public resale or distribution of the Securities, and that it has the investment experience to evaluate the risks of the investment; the Company used no advertising or general solicitation in connection with the issuance and sale of the Securities; and the Securities have been and will be issued as restricted securities. The Securities may not be offered or sold in the United States absent registration under or exemption from the Securities Act and any applicable state securities laws. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the Securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Loan and Security Agreement, dated July 19, 2017, by and between Imprimis Pharmaceuticals, Inc. and SWK Funding LLC.

99.1	Press Release issued by Imprimis Pharmaceuticals, Inc. on July 20, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imprimis Pharmaceuticals, Inc.

Date: July 20, 2017	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Loan and Security Agreement, dated July 19, 2017, by and between Imprimis Pharmaceuticals, Inc. and SWK Funding LLC.

99.1	Press Release issued by Imprimis Pharmaceuticals, Inc. on July 20, 2017.